Exhibit 77Q1 (a)

(a) Articles of Incorporation, are incorporated by reference to Registrant's Post-Effective Amendment No. 67 to its Registration Statement filed on February 28, 2000, Post-Effective Amendment No. 72 filed April 27, 2001 and Post-Effective Amendment No. 73 filed December 31, 2001, File No. 002-75503.

Bylaws are incorporated by reference to Registrant's Post-Effective Amendment No. 67 to its Registration Statement filed on February 28, 2000, File No. 002-75503.